AMENDMENT TO SUBSCRIPTION AND INVESTMENT AGREEMENT

        This Amendment is dated as of January 31, 2004 and amends the Subscription and Investment Agreement dated as of July 25, 2003 between ITOCHU Corporation and Ener1, Inc. (the “Investment Agreement”).

        Whereas, Section 2.A. of the Investment Agreement provided ITOCHU with options, exercisable during the first six months from the date of the Investment Agreement, to purchase shares of Ener1 common stock equal to up to 4%, in the aggregate, of Ener1‘s total outstanding common stock, calculated as of the date immediately prior to the date of the Investment Agreement, at the price of US$0.70 per share (the “Section 2.A. Options”); and

        Whereas, Section 2.B. of the Investment Agreement provided ITOCHU with options, exercisable during the second six months from the date of the Investment Agreement, to purchase shares of Ener1 common stock equal to up to 3%, in the aggregate, of Ener1‘s total outstanding common stock, calculated as of the date immediately prior to the date of the Investment Agreement, at the price of US$2.50 per share (the “Section 2.B. Options”); and

        Whereas, Ener1 has issued convertible debentures to other investors that require, among other things, that Ener1 include the debentures and underlying shares of Ener1 common stock into which they are convertible in a registration statement to be filed by Ener1 within 45 days of issuance of the debentures (the “Registration Statement”).

        Whereas, ITOCHU and Ener1 have reached certain agreements regarding the exercise by ITOCHU of the Section 2.A. Options, extension of the term and increase of the exercise price for the Section 2.B. Options and amendment of Section 7 of the Investment Agreement regarding inclusion of ITOCHU’s shares in registration statements for Ener1 common stock.

        Now, therefore, in consideration of the premises, the conditions and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, ITOCHU and Ener1 hereby agree as follows:

    1.        Ener1 acknowledges and agrees that ITOCHU has timely exercised in writing its options to purchase 1,500,000 shares of Ener1 common stock, pursuant to Section 2.A. of the Investment Agreement and made full payment therefor, and Ener1 shall promptly cause its transfer agent to deliver a certificate for said shares to ITOCHU. The certificate will be marked with the restrictive legend required by Section 4.C. of the Investment Agreement. ITOCHU acknowledges that all of the Section 2.A. options, other than the 1,500,000 exercised by ITOCHU, terminated on January 25, 2004.

    2.        The exercise period for all of the Section 2.B. Options is extended to January 31, 2005, and the exercise price for all of the Section 2.B. Options is changed to US$4.00 per share.

    3.        Ener1 shall not be required to include in the Registration Statement any of the 14,000,000 shares of Ener1 common stock initially purchased by ITOCHU under the Investment Agreement. ITOCHU shall have the right, subsequent to the effective date of the Registration Statement, to require Ener1 to file a registration statement with the U.S. Securities and Exchange Commission to register some or all of the 14,000,000 shares originally purchased by ITOCHU under the Investment Agreement. In addition, Ener1 shall include in the Registration Statement the 1,500,000 shares of Ener1 common stock purchased by ITOCHU through exercise of its Section 2.A. Options.

    4.        All other terms and conditions of the Investment Agreement remain in full force and effect except as changed by this Amendment or the terms of the Investment Agreement.

        Wherefore, ITOCHU and Ener1 have caused their respective authorized officials to execute this Amendment as of the date first set forth above.

Ener1, Inc. By: __________________ Name: Ronald N. Stewart Title: Executive Vice President, General Counsel and Secretary	ITOCHU Corporation By: ___________________ Name: ___________________ Title: ___________________